As filed with the Securities and Exchange Commission on August 6, 2012

No. 333-178835

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRONOX LIMITED

(ACN 153 348 111)

TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	2810	98-1026700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Delaware	2810	20-2868245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Stamford Plaza

263 Tresser Blvd. Suite 1100

Stamford, CT 06901

(203) 705-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Foster

General Counsel

One Stamford Plaza

263 Tresser Blvd. Suite 1100

Stamford, CT 06901

(203) 705-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Daniel E. Wolf

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the Transaction described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this Transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Takeover offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Takeover offer)  ☐

This Post-Effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-178835) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Explanatory Note: Deregistration of Unissued Securities

Pursuant to a Registration Statement on Form S-4 (File No. 333-178835) Tronox Limited (the “Company”) and Tronox Incorporated (together with the Company, the “Registrants”) filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2011, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on February 7, 2011, Amendment No. 2 to the Registration Statement filed with the SEC on March 22, 2012, Amendment No. 3 to the Registration Statement filed with the SEC on April 23, 2012, Amendment No. 4 to the Registration Statement filed with the SEC on May 4, 2012 and Amendment No. 5 to the Registration Statement filed with the SEC on May 6, 2012 and declared effective by the SEC on May 6, 2012 (the “Registration Statement”), the Registrants registered the issuance of up to 16,445,827 class A ordinary shares (the “Class A Shares”), which number included (i) up to 2,285,792 exchangeable shares issued by Tronox Incorporated and exchangeable on a one for one basis into Class A Shares (the “Exchangeable Shares”) issueable upon completion of the Transaction to holders of Tronox Incorporated common stock, par value $0.01 per share (the “Common Stock”) who elect to receive Exchangeable Shares in lieu of Class A Shares and cash pursuant to the terms of the Transaction Agreement (as defined below) and (ii) up to 1,050,097 Class A Shares issueable to holders of warrants to purchase common stock in Tronox Incorporated (the “Warrants”) if they exercised such warrants following the effectiveness of the Registration Statement and before the completion of the Transaction. The Transaction was completed on June 15, 2012 and, pursuant to the terms of the Transaction Agreement dated as of September 25, 2011, as amended and restated on April 20, 2012 by and among Tronox Incorporated, Tronox Limited, Merger Sub One, Merger Sub Two, Exxaro Resources Limited (“Exxaro”), Exxaro Holdings Sands Proprietary Limited, a company organized under the laws of the Republic of South Africa and wholly-owned subsidiary of Exxaro and Exxaro International BV, a company organized under the laws of the Netherlands and wholly-owned subsidiary of Exxaro (the “Transaction Agreement”), 15,413,083 Class A Shares and no Exchangeable Shares were issued to the former stockholders of Tronox Incorporated.

Accordingly, (i) the Company is seeking to deregister the 1,032,744 Class A Shares which were not issued upon completion of the Transaction, which includes (a) 841,302 Class A Shares underlying the Warrants which were not exercised prior to the completion of the Transaction and which have subsequently been registered on a Registration Statement on From S-1 (File No. 333-181842) filed with the SEC on June 1, 2012, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on June 18, 2011, Amendment No. 2 to the Registration Statement filed with the SEC on July 6, 2012, Amendment No. 3 to the Registration Statement filed with the SEC on July 11, 2012 and Amendment No. 4 to the Registration Statement filed with the SEC on July 11, 2012 and declared effective by the SEC on July 11, 2012 and (b) certain shares of restricted stock withheld by the Company upon vesting to pay certain taxes, certain shares not issued due to pre-Transaction exercise of warrants on a cashless basis and shares underlying certain options which were not issued prior to completion of the transaction and which, upon issuance, will be registered pursuant to the Registration Statement on Form S-8 filed with the SEC by Tronox Limited on July 6, 2012, and (ii) Tronox Incorporated is seeking to deregister the 2,285,792 Exchangeable Shares which were not issued upon completion of the Transaction, which represents all the Exchangeable Shares registered by the Registration Statement.

Pursuant to the undertaking of the Registrants as required by Item 512(a)(3) of Regulation S-K, the Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,032,744 Class A Shares and 2,285,792 Exchangeable Shares under the Registration Statement that were not issued upon completion of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment No. 1 to the registration statement No. 333-178835 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of August 2012.

TRONOX LIMITED (Registrant)

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Casey* Thomas Casey	Chairman of the Board and Chief Executive Officer	August 6, 2012
(Principal Executive Officer)

/s/ Edward G. Ritter* Edward G. Ritter	Controller and Chief Accounting Officer	August 6, 2012
(Principal Accounting Officer)

/s/ Daniel D. Greenwell* Daniel D. Greenwell	Senior Vice President and Chief Financial Officer	August 6, 2012
(Principal Financial Officer)

* As Attorney-in-fact

By:	/s/ Michael J. Foster
Michael J. Foster

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Thomas Casey, Daniel D. Greenwell and Michael J. Foster, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne A. Hinman	Director	August 6, 2012
Wayne A. Hinman

/s/ Andrew P. Hines	Director	August 6, 2012
Andrew P. Hines

/s/ Ilan Kaufthal	Director	August 6, 2012
Ilan Kaufthal

/s/ Jeffry N. Quinn	Director	August 6, 2012
Jeffry N. Quinn

/s/ Gregory Daniel Blue	Director	August 6, 2012
Gregory Daniel Blue

/s/ Willem Abraham de Klerk	Director	August 6, 2012
Willem Abraham de Klerk

/s/ Sipho Abednego Nkosi	Director	August 6, 2012
Sipho Abednego Nkosi

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment No. 1 to the registration statement No. 333-178835 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of August 2012.

TRONOX INCORPORATED
(Registrant)

By:	/s/ Michael J. Foster

Name:	Michael J. Foster
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Foster Michael J. Foster	Director, Vice President, General Counsel and Secretary (Principal Executive Officer)	August 6, 2012

/s/ Edward G. Ritter* Edward G. Ritter	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 6, 2012

/s/ Robert C. Gibney Robert C. Gibney	(Director)	August 6, 2012

/s/ Daniel D. Greenwell Daniel D. Greenwell	Director, Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2012

* By:	/s/ Michael J. Foster
Michael J. Foster